As filed with the Securities and Exchange Commission on June 23, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ALLENA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	23-2729920
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Newton Executive Park, Suite 202

Newton, Massachusetts 02462

(617) 467-4577

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Louis Brenner, M.D.

Chief Executive Officer

Allena Pharmaceuticals, Inc.

One Newton Executive Park, Suite 202

Newton, Massachusetts 02462

(617) 467-4577

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael H. Bison, Esq. Nicole Daley, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Rick Werner, Esq. Jayun Koo, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th floor New York, NY 10112 (212) 659-7300

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE [●], 2022

Preliminary Prospectus

Allena Pharmaceuticals, Inc.

$

Up to                Shares of Common Stock and

Warrants to Purchase up to                Shares of Common Stock

or

Up to                Pre-funded Warrants to Purchase up to                Shares of Common Stock and

Warrants to Purchase up to                Shares of Common Stock

Placement Agent Warrants to Purchase up to                Shares of Common Stock

(and up to                Shares of Common Stock underlying such Pre-Funded Warrants, Warrants and Placement Agent Warrants)

We are offering up to                shares of common stock, together with warrants (the “Series A Warrants”) to purchase up to                shares of common stock at an assumed combined public offering price of $                per share and Series A Warrant, which is equal to the last reported sale price per share of our common stock on the Nasdaq Capital Market on                , 2022. The shares of common stock and Series A Warrants will be separately issued, but the shares of common stock and Series A Warrants will be issued to purchasers in the ratio of                 . Each Series A Warrant will have an exercise price of $                per share, will be exercisable upon issuance and will expire                years from the date of issuance.

We are also offering up to                pre-funded warrants (the “Series B Pre-funded Warrants” and collectively with the Series A Warrants, the “Warrants”) to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Series B Pre-funded Warrant will be exercisable for one share of common stock at an exercise price of $0.01 per share. Each Series B Pre-funded Warrant is being issued together with the same Series A Warrant described above being issued with each share of common stock. The assumed combined public offering price for each such Series B Pre-funded Warrant, together with the Series A Warrant, is $                , which is equal to the last reported sale price of our common stock on the Nasdaq Capital Market on                , 2022 less the $0.01 per share exercise price of each such Series B Pre-funded Warrant. For each Series B Pre-funded Warrant we sell, the number of shares we are offering will be decreased on a one-for-one basis. Each Series B Pre-funded Warrant will be exercisable upon issuance and may be exercised at any time until all of the Series B Pre-funded Warrants are exercised in full. The Series B Pre-funded Warrants and Series A Warrants are immediately separable and will be issued separately in this offering.

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

This offering also relates to the shares of common stock issuable upon exercise of the Warrants being offered by this prospectus.

We have engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement. We will bear all costs associated with the offering. See “Plan of Distribution” on page 33 of this prospectus for more information regarding these arrangements.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ALNA.” On                , 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $                per share. All share, Series A Warrant, and Series B Pre-funded Warrant numbers are based on an assumed combined public offering price of $                per share of common stock or Series B Pre-funded Warrant, as applicable, and Series A Warrant.

The combined public offering price per share of common stock and Series A Warrant and the combined public offering price per Series B Pre-funded Warrant and Series A Warrant will be determined between us and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary – Corporate Information.”

Investing in the offered securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference, for a discussion of information that you should consider before investing in our securities.

	Per Share and Series A Warrant	Per Series B Pre-funded Warrant and Series A Warrant	Total
Public offering price	$	$	$
Placement Agent’s fees(1)	$	$	$
Proceeds, before expenses, to us(2)	$	$	$

(1)

We have agreed to pay the Placement Agent a total cash fee equal to     % of the aggregate gross proceeds raised in this offering and a management fee equal to 1.0% of the gross proceeds raised in this offering. We will also reimburse the placement agent for its non-accountable expenses in the amount of $50,000 and for its reasonable and documented legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000, and for its clearing expenses in the amount of $15,950. In addition, we have agreed to issue to the Placement Agent, or its designees, warrants to purchase a number of shares of our common stock equal to 7.0% of the aggregate number of shares of common stock and Series B Pre-funded Warrants being offered at an exercise price equal to 125% of the combined public offering price per share of common stock and Series A Warrant. We refer you to “Plan of Distribution” on page 33 of this prospectus for additional information regarding Placement Agent compensation.

(2)

Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. We refer you to “Plan of Distribution” on page 33 of this prospectus for additional information regarding Placement Agent compensation.

Delivery of the securities being offered pursuant to this prospectus is expected to occur on or about                , 2022, subject to satisfaction of certain conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

Prospectus dated                , 2022

ABOUT THIS PROSPECTUS

The registration statement we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus and the documents incorporated by reference herein or any amendment thereto. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We have not, and the Placement Agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus, the documents incorporated by reference herein or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, the documents incorporated by reference herein or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the Placement Agent is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Unless the context otherwise indicates, references in this prospectus to “Allena”, “we”, “our”, “us” and “the Company” refer, collectively, to Allena Pharmaceuticals, Inc. and its subsidiaries.

We own various U.S. federal trademark registrations and applications, and unregistered trademarks and service marks, including “Allena Pharmaceuticals,” URIROX-1, URIROX-2 and our corporate logo. All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our estimates and expectations regarding our capital requirements, cash and expense levels, liquidity sources and our need for additional financing and our ability to continue as a going concern;

•	our ability to fund our operating expenses and capital requirements beyond the next several weeks;

•	our ability to consummate a strategic or financing transaction, including a possible partnership for ALLN-346;

•	in the event we are unable to obtain sufficient funds to continue our operations, our ability to obtain an in-court or out-of-court restructuring of our liabilities;

•

our ability to enroll a sufficient number of patients (including as a result of any delays arising from the global outbreak of the coronavirus, or the COVID-19 coronavirus) and the ability of subjects in our clinical trials to adhere to the protocol, including capsule and dietary regimen and urinary collection requirements;

•	the therapeutic benefits, effectiveness and safety of ALLN-346 and our future product candidates;

•	our ability to receive regulatory approval for our product candidates in the United States, Europe and other geographies;

•

our expected regulatory approval pathway, and our ability to obtain, on satisfactory terms or at all, the financing required to support operations, development, clinical trials, and commercialization of products;

•	our reliance on third parties for the planning, conduct and monitoring of clinical trials and for the manufacture of clinical drug supplies and drug product;

•	potential changes in regulatory requirements, and delays or negative outcomes from the regulatory approval process;

•	our estimates of the size and characteristics of the markets that may be addressed by ALLN-346;

•	the market acceptance of ALLN-346 or any future product candidates that are approved for marketing in the United States or other countries;

•	our ability to successfully commercialize ALLN-346 and any future product candidates with a targeted sales force;

•	the safety and efficacy of therapeutics marketed by our competitors that are targeted to indications which our product candidates have been developed to treat;

•

the impact of natural disasters, global pandemics (including the recent outbreak of a novel strain of the COVID-19 coronavirus), labor disputes, political unrest in the U.S. and abroad, lack of raw material supply, issues with facilities and equipment or other forms of disruption to business operations at our manufacturing facilities;

•	our ability to utilize our proprietary technological approach to develop and commercialize ALLN-346 and future product candidates;

•

potential collaborators to license and commercialize ALLN-346 and any future product candidates, if approved, or any products for which we receive regulatory approval in the future outside of the United States;

•	our heavy dependence on licensed intellectual property, including our ability to source and maintain licenses from third-party owners;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our ability to attract, retain and motivate key personnel; and

•	our ability to generate revenue and become profitable.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference herein, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock.

Company Overview

We are a biopharmaceutical company dedicated to developing and commercializing first-in-class, oral enzyme therapeutics to treat patients with rare and severe metabolic and kidney disorders. We are focused on metabolic disorders that result in excess accumulation of certain metabolites that can stimulate inflammation, damage the kidney, and potentially lead to chronic kidney disease and end-stage renal disease. We believe our proprietary know-how in enzyme technology allows for the design, development, formulation, and scalable manufacturing of non-absorbed and stable enzymes delivered orally and in sufficient doses for activity in the gastrointestinal tract. This approach enables us to develop enzyme therapies that degrade metabolites within the GI tract, which reduces potentially toxic metabolite levels in the blood and urine, and in turn, diminishes the disease burden including on the kidney over time.

Recent Developments

Amendment to Amended and Restated Certificate of Incorporation — Reverse Stock Split

In July 2022 we will hold a special meeting of our stockholders to seek approval of a reverse stock split of our issued and outstanding common stock, including any common stock held by us as treasury shares, at any time prior to December 31, 2022, at a ratio of 1-for-10 to 1-for-100, with the ratio within such range to be determined at the discretion of our board of directors without further approval or authorization of our stockholders and included in a public announcement. We have declared a record date of the close of business on May 4, 2022 for the special meeting. Approval of the reverse stock split will require the affirmative vote of a majority in voting power of the outstanding shares of capital stock entitled to vote on the reverse stock split proposal. The holders of our common stock on the record date have the right to cast one vote per share of common stock on the reverse stock split proposal. The shares of Series D Convertible Preferred Stock on the record date are entitled to vote on an as-converted basis on the reverse stock split proposal (subject to any limitations set forth therein), or any proposal to adjourn any meeting of stockholders called for the purpose of voting on the reverse stock split proposal. The shares of Series E Convertible Preferred Stock on the record date are entitled to 1,000,000 votes per share on the reverse stock split proposal, or any proposal to adjourn any meeting of stockholders called for the purpose of voting on the reverse stock split proposal; provided that, in each case, such votes must be counted in the same proportion as the aggregate shares of common stock and Series D Convertible Preferred Stock voted on the proposal.

Nasdaq Listing Compliance

On August 25, 2021, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market notifying us that, for the 30 consecutive business day period between July 14, 2021 through August 24, 2021, our common stock had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2), or the Minimum

Bid Price Requirement. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until February 21, 2022, to regain compliance with the Minimum Bid Price Requirement.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A)(ii), on February 22, 2022 the Company applied to transfer its securities to Nasdaq Capital Market and requested a second 180-day period to regain compliance with the Minimum Bid Price Requirement. On February 24, 2022, Nasdaq approved the Company’s request for a second 180-day period, or until August 22, 2022, to regain compliance with the Minimum Bid Price Requirement.

Risks Associated with this Offering

This offering is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary and the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as revised or supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which are incorporated herein by reference. These risks include, but are not limited to, the following:

•

we have identified conditions and events that raise substantial doubt about our ability to continue operations in the near-term. We may need to seek an in-court or out-of-court restructuring of our liabilities.

•	our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment;

•	there is no public market for the Warrants being offered in this offering;

•	holders of warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock;

•	the Series A Warrants and Series B Pre-funded Warrants being offered may not have value; and

•	management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Corporate Information

We were incorporated under the laws of the State of Delaware and commenced business operations in 2011. Our principal executive offices are located at One Newton Executive Park, Suite 202, Newton, MA 02462 and our telephone number is (617) 467-4577. Our website address is www.allenapharma.com. The information contained on our website, or that can be accessed through our website, is not a part of this prospectus and is not incorporated by reference into this prospectus. You should not rely on any such information in deciding whether to purchase our common stock.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

THE OFFERING

Securities we are offering	Up to shares of our common stock and Series A Warrants to purchase shares of common stock, or up to Series B Pre-funded Warrants to purchase shares of common stock and Series A Warrants to purchase shares of common stock, in each case, assuming a combined offering price of $ per share and Series A Warrant, which is equal to the last reported sale price per share of our common stock on the Nasdaq Capital Market on , 2022, and $ per Series B Pre-funded Warrant and Series A Warrant, which is equal to the assumed combined offering price per share and Series A Warrant less the $0.01 per share exercise price of each such Series B Pre-funded Warrant. For each Series B Pre-funded Warrant we sell, the number of shares we are offering will be decreased on a one-for-one basis. The shares, or Series B Pre-funded Warrants, and Series A Warrants will be separately transferable immediately upon issuance, but the shares, or Series B Pre-funded Warrants, as applicable, and Series A Warrants will be issued to purchasers in the ratio of one to one.

Description of Series A Warrants	Each Series A Warrant will have an exercise price of $ per share, will be exercisable upon issuance and will expire years from the date of issuance.

Description of Series B Pre-funded Warrants	If the issuance of shares of our common stock to a purchaser in this offering would result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering, then such purchaser may purchase, if they so choose, in lieu of the shares of our common stock that would result in such excess ownership, a Series B Pre-funded Warrant to purchase shares of our common stock for a purchase price per share of common stock subject to such Series B Pre-funded Warrant equal to the per share public offering price for the common stock in this offering less $0.01. Each Series B Pre-funded Warrant will have an exercise price of $0.01 per share, will be exercisable upon issuance and may be exercised at any time until all of the pre-funded warrants are exercised in full. Purchasers of Series B Pre-funded Warrants will also receive Series A Warrants as if such purchasers were buying shares of our common stock in this offering. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of these Series B Pre-funded Warrants.

Common stock outstanding before offering:	shares of common stock.

Common stock outstanding after this offering	shares of common stock, assuming no sale of Series B Pre-funded Warrants in this offering and no exercise of the Series A

Warrants being issued in this offering and assuming a combined public offering price of $        per share and Series A Warrant, which is equal to the last reported sale price per share of our common stock on the Nasdaq Capital Market on            , 2022.

Use of proceeds	We intend to use the net proceeds from this offering for working capital, which may include repayment of debt, and other general corporate purposes. See “Use of Proceeds” on page 13 of this prospectus.

Risk factors	See “Risk Factors” beginning on page 9 and the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as revised or supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which are incorporated herein by reference, and the other information included or incorporated by reference elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “ALNA.” There is no established trading market for the Series A Warrants or the Series B Pre-funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Series A Warrants or the Series B Pre-funded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series A Warrants or Series B Pre-funded Warrants will be extremely limited.

The number of shares of our common stock to be outstanding after this offering is based on 107,725,169 shares of our common stock outstanding as of June 17, 2022, and excludes:

•	5,737,536 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2022 with a weighted average exercise price of $2.90 per share;

•	10,687,912 shares of common stock issuable upon the exercise warrants outstanding as of March 31, 2022 with a weighted average exercise price of $1.26 per share;

•	2,251,500 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2022;

•	2,590,678 shares of common stock reserved for future issuance under our 2017 Stock Option and Incentive Plan, or the 2017 Plan, as of March 31, 2022;

•	306,527 shares of common stock reserved for future issuance under our 2017 Employee Stock Purchase Plan, or the 2017 ESPP, as of March 31, 2022;

•	1,111,375 shares of common stock reserved for future issuance under our 2021 Inducement Equity Plan, or the 2021 Plan, as of March 31, 2022;

•	22,438,575 shares of common stock issuable upon the exercise of Warrants issued to an investor on May 4, 2022, at an exercise price of $0.1694 per share; and

•	1,256,561 shares of common stock issuable upon the exercise of Placement Agent Warrants issued to the Placement Agent on May 4, 2022 at an exercise price of $0.20 per share.

Unless otherwise indicated, all information contained in this prospectus assumes:

•	no exercise of the outstanding options or warrants described in the bullets above;

•	no exercise of the Series A Warrants to be issued in this offering;

•	no exercise of the Placement Agent Warrants to be issued in this offering, with an exercise price of $ per share; and

•	no sale of Series B Pre-funded Warrants in this offering.

All information included in this prospectus has been adjusted to reflect a                      reverse stock split of our common stock effective on         , 2022.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks described below and those discussed under the Section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, each as filed with the SEC and which are incorporated by reference in this prospectus, together with other information in this prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Forward-Looking Statements.”

Risks Related to Our Financial Position and Need for Additional Capital

We have identified conditions and events that raise substantial doubt about our ability to continue operations in the near-term. We may need to seek an in-court or out-of-court restructuring of our liabilities.

We may be forced to amend, delay, limit, reduce or terminate the scope of our development program for ALLN-346 and/or limit or cease our operations if we are unable to obtain additional funding. As of March 31, 2022, we had cash and cash equivalents totaling $8.9 million. We do not believe that our cash and cash equivalents as of March 31, 2022, together with the net proceeds from our registered direct offering completed in May 2022, will enable us to fund our operating expenses and capital requirements beyond the next several weeks. We will need to raise additional capital to continue as a going concern. Of note, because of our limited cash resources and the recent termination of our Phase 3 clinical trial of reloxaliase, we have had discussions with our senior lender, Pontifax, regarding the potential repayment of our outstanding borrowing under our loan agreement with Pontifax. In March 2022, we made voluntary repayments of $2.0 million and $3.0 million, reducing the loan balance to $5.0 million. Our loan agreement with Pontifax contains a provision for the acceleration of the principal balance under certain conditions. We have therefore classified the Pontifax loan balance as a current liability on our balance sheet. We are likewise in discussions with the contract research organization that conducted our reloxaliase clinical trial and is currently conducting our clinical trial for ALLN-346 about our inability to repay outstanding obligations due to them, which discussions may lead to the contract research organization ceasing further work on ALLN-346. Additionally, we have significant payment obligations to the clinical sites that participated in our URIROX-2 trial. The failure to obtain sufficient additional funds on commercially acceptable terms to fund our operations and satisfy our obligations to creditors may have a material adverse effect on our business, results of operations and financial condition and jeopardize our ability to continue operations in the near-term. We will likely need to consider additional cost reduction strategies, which may include, among others, amending, delaying, limiting, reducing, or terminating the development program for ALLN-346, and we may need to seek an in-court or out-of-court restructuring of our liabilities. In the event of such future restructuring activities, holders of the company’s preferred stock, common stock and other securities will likely suffer a total loss of their investment.

Risks Related to This Offering

Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our common stock currently trades on the Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our common stock may not necessarily be a reliable indicator of our fair market value. The price at which our common stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

We could lose our listing on the Nasdaq Capital Market if the closing bid price of our common stock does not return to above $1.00 for ten consecutive days during the 180 days ending August 22, 2022. The loss of the Nasdaq listing would make our common stock significantly less liquid and would affect its value.

As initially disclosed on the Current Report on Form 8-K filed on August 27, 2021 with the SEC, we received written notification from Nasdaq notifying us that it had failed to comply with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) because the bid price for our common stock for 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement for continued listing. Nasdaq initially granted us 180 calendar days, or until February 21, 2022, to regain compliance with the Minimum Bid Price Requirement.

As subsequently reported on a Form 8-K filed with the SEC on February 25, 2022, on February 24, 2022, Nasdaq granted us an additional 180 calendar days, or until August 22, 2022 (the “Extension Period”), to regain compliance with the Minimum Bid Requirement. The extension had no immediate effect on the listing or trading of the common stock on the Nasdaq Capital Market. If, at any time before August 22, 2022, the bid price of our common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that we have achieved compliance with the Rule. If compliance with the Rule cannot be demonstrated by August 22, 2022, Nasdaq will provide written notification that our common stock will be delisted. At that time, we may appeal Nasdaq’s determination to a Hearings Panel. There can be no assurance that we will regain compliance with the Minimum Bid Price Requirement during the 180-day extension period.

Upon delisting from the Nasdaq Capital Market, our stock would be traded over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the securities exchanges, such as the Nasdaq Capital Market (together, “Exchange-listed Stocks”). Many OTC stocks trade less frequently and in smaller volumes than Exchange-listed Stocks. Accordingly, our stock would be less liquid than it would be otherwise. Also, the values of OTC stocks are often more volatile than Exchange-listed Stocks. Additionally, institutional investors are usually prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed.

We will continue to monitor the closing bid price of its common stock and seek to regain compliance with the Minimum Bid Price Requirement within the allotted compliance period; however, there can be no assurance that we will regain compliance with the Minimum Bid Requirement or that if we do appeal a subsequent delisting determination, that such appeal would be successful.

Our intended Reverse Stock Split might not be successful in maintaining our Nasdaq listing.

As disclosed on the Schedule 14A filed on May 24, 2022 with the SEC, we have called a special meeting of our stockholders to seek approval of a reverse stock split of our common stock. We have declared a record date of the close of business on May 4, 2022 for the special meeting. Approval of the reverse stock split will require the affirmative vote of a majority in voting power of the outstanding shares of capital stock entitled to vote on the reverse stock split proposal. The holders of our common stock on the record date have the right to cast one vote per share of common stock on the reverse stock split proposal. The shares of Series D Convertible Preferred Stock were outstanding on the record date and will be entitled to vote on an as-converted basis (whether or not such conversion shares are then convertible and disregarding any limitations on conversion) (however, in only this instance, the Series D Convertible Preferred Stock will be considered to convert at the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) immediately preceding the execution and delivery of the securities purchase agreement dated as of May 3, 2022, by and between us and the investor signatory thereto, or $0.1693 per share) on the reverse stock split proposal, or any proposal to adjourn any meeting of stockholders called for the purpose of voting on the reverse stock split proposal. The shares of Series E Convertible Preferred Stock were outstanding on the record date and will be entitled to 1,000,000 votes per share on the reverse stock split proposal, or any proposal to adjourn any meeting of stockholders called for the purpose of voting on the reverse stock split proposal; provided that, in each case, such votes must be counted in the same proportion as the aggregate shares of common stock and Series D Convertible

Preferred Stock voted on the proposal. As an example, if the holders of 50.5% of the outstanding common stock and Series D Convertible Preferred Stock voted at the meeting are voted in favor of a proposal for the reverse split amendment, the company can count 50.5% of the votes cast by the holders of the Series E Convertible Preferred Stock as votes in favor of the reverse split amendment. However, there be no assurances that we will be able to achieve a majority of votes in favor of the reverse stock split proposal. If we are unable to implement the reverse stock split, we might be delisted from Nasdaq.

There is no public market for the Warrants being offered in this offering.

There is no established trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Warrants will be limited.

Holders of warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until holders of the warrants being offered in this offering acquire shares of our common stock upon exercise of such warrants, the holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise.

The Series A Warrants and Series B Pre-funded Warrants being offered may not have value.

The Series A Warrants and Series B Pre-funded Warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Series B Pre-funded Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.01 per share of common stock and holders of the Series A Warrants may acquire the shares of common stock issuable upon the exercise of such warrants at an exercise price of $                per share of common stock. Moreover, following this offering, the market value of the Series A Warrants and Series B Pre-funded Warrants is uncertain and there can be no assurance that the market value of the Series A Warrants and Series B Pre-funded Warrants will equal or exceed their public offering price.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

Raising additional capital may cause dilution to our existing stockholders or restrict our operations.

We will need to seek additional capital through a combination of private and public equity offerings, debt financings and strategic collaborations. The sale of additional equity or convertible debt securities could result in the issuance of additional shares of our capital stock and could result in dilution to our stockholders. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing research and development efforts, and could be forced to limit funding of our efforts to commercialize ALLN-346. This could harm our business, operating results and financial condition and cause the price of our common stock to fall.

Even if this offering is successful, we may need to raise additional capital in the future to finance our operations, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We have had recurring losses from operations, negative operating cash flow and have an accumulated deficit. We must raise additional funds in order to continue financing our operations. If additional capital is not available to us when needed or on acceptable terms, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely. Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

If we are unable to secure additional funds when needed or on acceptable terms, we may be required to defer, reduce or eliminate significant planned expenditures, restructure, curtail or eliminate some or all of our operations, dispose of technology or assets, pursue an acquisition of our company by a third party at a price that may result in a loss on investment for our stockholders, file for bankruptcy or cease operations altogether. Any of these events could have a material adverse effect on our business, financial condition and results of operations. Moreover, if we are unable to obtain additional funds on a timely basis, there will be substantial doubt about our ability to continue as a going concern and increased risk of insolvency and up to a total loss of investment by our stockholders.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $                million based on the sale of                shares of common stock and Series A Warrants to purchase                 shares of common stock at an assumed combined public offering price of $                per share of common stock and Series A Warrant, which is equal to the last reported sale price per share of our common stock on the Nasdaq Capital Market on                , 2022, after deducting the placement agent fees and estimated offering expenses payable by us, and assuming no sale of Series B Pre-funded Warrants in this offering and no exercise of the Series A Warrants being issued in this offering. However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

These estimates exclude the proceeds, if any, from the exercise of Series A Warrants issued in this offering. If all of the Series A Warrants issued in this offering were to be exercised in cash at an assumed exercise price of $                per share of common stock, we would receive additional proceeds of approximately $                million. We cannot predict when or if these Series A Warrants will be exercised. It is possible that these Series A Warrants may expire and may never be exercised. Additionally, the Series A Warrants contain a cashless exercise provision that permit exercise of Series A Warrants on a cashless basis at any time where there is no effective registration statement under the Securities Act of 1933, as amended, covering the issuance of the underlying shares.

We intend to use the net proceeds of this offering for working capital, which may include repayment of debt, and other general corporate purposes.

Amounts outstanding under our loan agreement with Pontifax have a fixed interest rate of 9.0% per annum. Upon the expiration of the interest only period on September 29, 2022, amounts borrowed are to be repaid over eight equal quarterly payments of principal and interest. At our option, we may prepay all or part of the outstanding borrowings at any time without any prepayment premium or penalty. In March 2022, we made voluntary repayments of $2.0 million and $3.0 million, reducing the loan balance under this agreement to $5.0 million. Our loan agreement with Pontifax contains a provision for the acceleration of the principal balance under certain conditions. We have therefore classified the Pontifax loan balance as a current liability on our balance sheet.

We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we plan to invest these net proceeds in investment-grade, interest bearing securities.

These expected uses represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from future clinical trials, and any unforeseen cash needs. As a result, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not expect to pay any cash dividends for the foreseeable future. We intend to use future earnings, if any, in the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors, based on our financial condition, results of operations, contractual restrictions, capital requirements, business properties, restrictions imposed by applicable law and other factors our board of directors may deem relevant.

DESCRIPTION OF CAPITAL STOCK

The following description is a general summary of the material terms and provisions of the common stock and preferred stock. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. We refer in this section to our Amended and Restated Certificate of Incorporation as our “certificate of incorporation”, and we refer to our Amended and Restated Bylaws as our “bylaws.” The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock are undesignated.

As of June 17, 2022, 107,725,169 shares of our common stock were outstanding and held by approximately 15 stockholders of record.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us will be, when issued and paid for, validly issued, fully paid and non-assessable.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ALNA.” On June 17, 2022, the closing price for our common stock, as reported on The Nasdaq Global Select Market, was $0.12 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Undesignated Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. Examples of rights and preferences that the board of directors may fix are:

•	dividend rights;

•	dividend rates;

•	conversion rights;

•	voting rights;

•	terms of redemption; and

•	liquidation preferences.

The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Additional Series of Preferred Stock

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Registration Rights

Holders of our Registrable Securities, as defined in our second amended and restated investors’ rights agreement (the “Investor Rights Agreement”), are entitled to rights with respect to the registration of these shares under the Securities Act as hereinafter described. These rights are provided under the terms of the Investor Rights Agreement, and include demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

Demand Registration Rights

Certain holders of our Registrable Securities, are entitled to demand registration rights. Under the terms of the Investor Rights Agreement, we are required, upon the written request of holders of at least 60% of the Registrable Securities, or a lesser percent if the anticipated net proceeds of the offering would exceed $15 million, to effect the registration of the Registrable Securities, subject to certain exceptions. We are required to effect only one registration pursuant to this provision of the Investor Rights Agreement.

Form S-3 Registration Rights

Certain holders of our Registrable Securities are also entitled to short form registration rights. If we are eligible to file a registration statement on Form S-3, upon the written request of holders of at least 40% of the Registrable Securities to register shares with an anticipated aggregate offering price of at least $2,000,000, we will be required to use our commercially reasonable efforts to effect a registration of such shares, subject to certain exceptions.

We are required to effect up to two registrations in any twelve month period pursuant to this provision of the Investor Rights Agreement.

Piggyback Registration Rights

Certain holders of our Registrable Securities are entitled to piggyback registration rights. If we propose to register any of our securities, either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions, the managing underwriter may limit the number of shares included in the underwritten offering if it concludes that marketing factors require such a limitation.

Indemnification

The Investor Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of our Registrable Securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of Registration Rights

The registration rights granted under the Investor Rights Agreement will terminate on the earliest of (i) a deemed liquidation event, as defined in the Investor Rights Agreement, and (ii) the fifth anniversary of the closing of the IPO.

Anti-Takeover Effects of Our Certificate of Incorporation and Our Bylaws

Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

These provisions include:

Classified Board

Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors. As of June 17, 2022, our board of directors had six members.

Action by Written Consent; Special Meetings of Stockholders

Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders can be called only by or at the direction of the board of directors pursuant to a resolution adopted by a majority of the total number of directors. Stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

Removal of Directors

Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of our board.

Advance Notice Procedures

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Super Majority Approval Requirements

The Delaware General Corporation Law generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. A majority vote of our board of directors or the affirmative vote of holders of at least 75% of the total votes of the outstanding shares of our capital stock entitled to vote with respect thereto, voting together as a single class, will be required to amend, alter, change or repeal the bylaws. In addition, the affirmative vote of the holders of at least 75% of the total votes of the outstanding shares of our capital stock entitled to vote with respect thereto, voting together as a single class, will be required to amend, alter, change or repeal, or to adopt any provisions inconsistent with, any of the provisions in our certificate of incorporation relating to amendments to our certificate of incorporation and bylaws. This requirement of a supermajority vote to approve amendments to our bylaws and certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Jurisdiction of Certain Actions

Our certificate of incorporation and bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claim for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine; provided, however, that this Delaware forum provision does not apply to any actions arising under the Securities Act or the Exchange Act. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may impose additional litigation costs on stockholders in pursuing such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of such lawsuits. The Court of Chancery of the State of Delaware may also reach different judgment or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could rule that this provision in our certificate of incorporation is inapplicable or unenforceable.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to                shares of common stock, together with warrants (the “Series A Warrants”) to purchase                shares of common stock. We are also offering up to                pre-funded warrants (the “Series B Pre-funded Warrants” and collectively with the Series A Warrants, the “warrants”) to those purchasers, whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Series B Pre-funded Warrant will be exercisable for one share of common stock. Each Series B Pre-funded Warrant is being issued together with the same Series A Warrant described above being issued with each share common stock. The shares of common stock or Series B Pre-funded Warrants, as the case may be, and the Series A Warrants, can only be purchased together in this offering, but the Series B Pre-funded Warrants and Series A Warrants are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable from time to time upon exercise of the Series B Pre-funded Warrants and Series A Warrants offered hereby.

Common Stock

The description of our common stock under the section “Description of Our Capital Stock” in this prospectus is incorporated herein by reference.

Series B Pre-funded Warrants

The following summary of certain terms and provisions of the Series B Pre-funded Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series B Pre-funded Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series B Pre-funded Warrant for a complete description of the terms and conditions of the Series B Pre-funded Warrants.

Duration and Exercise Price

Each Series B Pre-funded Warrant offered hereby will have an initial exercise price per share equal to $0.01. The Series B Pre-funded Warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Series B Pre-funded Warrants will be issued separately from the accompanying Series A Warrants with Series B Pre-funded Warrants.

Exercisability

The Series B Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series B Pre-funded Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s Series B Pre-funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Pre-funded Warrants and in accordance with the rules and regulations of the SEC. Purchasers of Series B Pre-funded Warrants in this offering may also elect prior to the issuance of the Series B Pre-funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series B Pre-funded Warrants.

Transferability

Subject to applicable laws, a Series B Pre-funded Warrant may be transferred at the option of the holder upon surrender of the Series B Pre-funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Series B Pre-funded Warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Trading Market

There is no trading market available for the Series B Pre-funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Series B Pre-funded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series B Pre-funded Warrants will be extremely limited. The common stock issuable upon exercise of the Series B Pre-funded Warrants is currently listed on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Series B Pre-funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series B Pre-funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series B Pre-funded Warrants. The Series B Pre-funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Series B Pre-funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series B Pre-funded Warrants will be entitled to receive upon exercise of the Series B Pre-funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series B Pre-funded Warrants immediately prior to such fundamental transaction.

Series A Warrants

The following summary of certain terms and provisions of the Series A Warrants included with the shares of common stock and the Series B Pre-funded Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series A Warrants, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series A Warrant for a complete description of the terms and conditions of the Series A Warrants.

Duration and Exercise Price

Each Series A Warrant offered hereby will have an initial exercise price equal to $            per share of common stock. The Series A Warrants will be immediately exercisable and will expire            years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Series A Warrants will be issued separately from the common stock, or the Series B Pre-funded Warrants, as the case may be.

Exercisability

The Series A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series A Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s Series A Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants and in accordance with the rules and regulations of the SEC.

Cashless Exercise

If, at the time a holder exercises its Series A Warrants, a registration statement registering the issuance of the shares of common stock underlying the Series A Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series A Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Series A Warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Transferability

Subject to applicable laws, a Series A Warrant may be transferred at the option of the holder upon surrender of the Series A Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Series A Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Series A Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series A Warrants will be extremely limited. The common stock issuable upon exercise of the Series A Warrants is currently listed on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series A Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series A Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Series A Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series A Warrants will be entitled to receive upon exercise of the Series A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our Board, the holders of the Series A Warrants have the right to require us or a successor entity to redeem the Series A Warrant for cash in the amount of the Black-Scholes value of the unexercised portion of the Series A Warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our Board, the holders of the Series A Warrants have the right to require us or a successor entity to redeem the Series A Warrant for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Series A Warrant on the date of the consummation of the fundamental transaction.

Placement Agent Warrants

The following summary of certain terms and provisions of the Placement Agent Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Placement Agent Warrants, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Placement Agent Warrant for a complete description of the terms and conditions of the Placement Agent Warrant.

Duration and Exercise Price

Each Placement Agent Warrant offered hereby will have an initial exercise price equal to $            per share of common stock (125% of the combined public offering price per share of common stock and Series A Warrant). The Placement Agent Warrants will be immediately exercisable and will expire             years from the commencement of sales in this offering. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Placement Agent Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Placement Agent Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s Placement Agent Warrant up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Placement Agent Warrants and in accordance with the rules and regulations of the SEC.

Cashless Exercise

If, at the time a holder exercises its Placement Agent Warrants, a registration statement registering the issuance of the shares of common stock underlying the Placement Agent Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Placement Agent Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Placement Agent Warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Transferability

Subject to applicable laws, a Placement Agent Warrant may be transferred at the option of the holder upon surrender of the Placement Agent Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Placement Agent Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Placement Agent Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Placement Agent Warrants will be extremely limited. The common stock issuable upon exercise of the Placement Agent Warrants is currently listed on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Placement Agent Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Placement Agent Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Placement Agent Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Placement Agent Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Placement Agent Warrants will be entitled to receive upon exercise of the Placement Agent Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Placement Agent Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our Board, the holders of the Placement Agent Warrants have the right to require us or a successor entity to redeem the Placement Agent Warrant for cash in the amount of the Black-Scholes value of the unexercised portion of the Placement Agent Warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our Board, the holders of the Placement Agent Warrants have the right to require us or a successor entity to redeem the Placement Agent Warrants for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Placement Agent Warrant on the date of the consummation of the fundamental transaction.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF OUR COMMON STOCK, SERIES B PRE-FUNDED WARRANTS AND SERIES A WARRANTS

The following discussion describes certain material U.S. federal income consequences of the acquisition, ownership and disposition of our common stock, Series B Pre-funded Warrants and Series A Warrants acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (referred to as the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or the IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, Series B Pre-funded Warrants or Series A Warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our common stock, Series B Pre-funded Warrants and Series A Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not deal with state or local taxes or any U.S. federal taxes other than income taxes (such as gift and estate taxes), or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

•	a bank, insurance company, or other financial institution;

•	a tax-exempt entity, organization, or arrangement;

•	a government or any agency, instrumentality, or controlled entity thereof;

•	a real estate investment trust;

•	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•	a regulated investment company;

•	a “controlled foreign corporation” or a “passive foreign investment company”;

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects mark-to-market treatment or any other holder subject to mark-to-market treatment;

•	a holder of our common stock, Series B Pre-funded Warrants, or Series A Warrants that is liable for the alternative minimum tax;

•

a holder of our common stock, Series B Pre-funded Warrants, or Series A Warrants that received such security through the exercise of options, warrants, or similar derivative securities or otherwise as compensation;

•

a holder of our common stock, Series B Pre-funded Warrants, or Series A Warrants that holds such security in a tax-deferred account (such as an individual retirement account or a plan qualifying under Section 401(k) of the Code);

•	a U.S. Holder, as defined below, of our common stock, Series B Pre-funded Warrants, or Series A Warrants that has a functional currency other than the U.S. dollar;

•	a holder of our common stock, Series B Pre-funded Warrants, or Series A Warrants that holds such security as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•

a holder of our common stock, Series B Pre-funded Warrants, or Series A Warrants required to accelerate the recognition of any item of gross income with respect to such security, as a result of such income being recognized on an applicable financial statement;

•	a holder of our common stock, Series B Pre-funded Warrants, or Series A Warrants that is a U.S. expatriate or former citizen or long-term resident of the United States;

•

a holder of our common stock, Series B Pre-funded Warrants, or Series A Warrants that does not hold such security as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or

•	a holder of our common stock, Series B Pre-funded Warrants, or Series A Warrants whose security may constitute “qualified small business stock” under Section 1202 of the Code.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our common stock, Series B Pre-funded Warrants or Series A Warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. If a partnership or other pass-through entity holds our common stock, Series B Pre-funded Warrants or Series A Warrants, the tax treatment of a partner will generally depend upon the stratus of the partner and the activities of the partnership or other pass-through entity. A partner in a partnership or other pass-through entity that will hold our common stock, Series B Pre-funded Warrants or Series A Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock, Series B Pre-funded Warrants or Series A Warrants through a partnership or other pass-through entity, as applicable.

The discussion of U.S. federal income tax considerations is for information purposes only and is not tax advice. Investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock, Series B Pre-funded Warrants and Series A Warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock, Series B Pre-funded Warrants or Series A Warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of common stock, Series B Pre-funded Warrants or Series A Warrants that is (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain from common stock, Series B Pre-funded Warrants or Series A Warrants.

Treatment of Series B Pre-funded Warrants

Although it is not entirely free from doubt, we believe a Series B Pre-funded Warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of Series B Pre-funded Warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, for U.S. federal income tax purposes, no gain or loss should be recognized upon the exercise of a Series B Pre-funded Warrant, and upon exercise, the holding period of the share of common stock received should include the holding period of the Series B Pre-funded Warrant. Similarly, the tax basis of a share of common stock received upon exercise of a Series B Pre-funded Warrant should include the tax basis of the Series B Pre-funded Warrant (discussed below) increased by the exercise price of $0.001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of a Series B Pre-funded Warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes, and the discussion below, to the extent it pertains to our common stock, is generally intended to also pertain to the Series B Pre-funded Warrants.

Allocation of Purchase Price to Common Stock, Series B Pre-funded Warrants and Series A Warrants

For U.S. federal income tax purposes, a holder’s acquisition of the Series A Warrants and common stock or Series B Pre-funded Warrants, as applicable, is intended to be treated as the acquisition of an “investment unit” consisting of                  shares of common stock (or                  Series B Pre-funded Warrants, as applicable) and a Series A Warrant to acquire                  shares of our common stock, subject to adjustment. The purchase price for each investment unit will be allocated between these components in proportion to their relative fair market values at the time the investment unit is purchased by the holder. This allocation of the purchase price for each investment unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the common stock (or Series B Pre-funded Warrant, as applicable) and the Series A Warrant included in each investment unit. The separability of the share of common stock (or Series B Pre-funded Warrant, as applicable) and the Series A Warrant included in each investment unit should not in itself result in the recognition of income or gain for U.S. federal income tax purposes. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that this allocation is binding on you unless you explicitly disclose in a statement attached to your timely filed U.S. federal income tax return for the tax year that includes your acquisition date of the unit that your allocation of the purchase price is different than our allocation. This allocation is not binding, however, on the IRS or the courts. Each holder should consult his, her or its own tax advisor regarding the U.S. federal income tax consequences of acquiring an investment unit, and the allocation of the purchase price for an investment unit.

Tax Considerations Applicable to U.S. Holders

Distributions

As discussed above in the section captioned “Dividend Policy”, we currently anticipate that we will retain all available funds and any future earnings for use in the operation of our business and do not anticipate declaring or paying any cash dividends on our common stock for the foreseeable future. In the event that we do make distributions on our common stock or Series B Pre-funded Warrants to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions to a U.S. Holder that are not derived from our current or accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, the U.S. Holder’s adjusted tax basis in our common stock or Series B Pre-funded Warrant, as applicable, and to the extent in excess of such basis, will be treated as gain realized on the sale or exchange of our common stock or Series B Pre-funded Warrants, as applicable, as described below under the section titled “—Disposition of Our Common Stock, Series B Pre-funded Warrants or Series A Warrants.”

Disposition of Our Common Stock, Series B Pre-funded Warrants or Series A Warrants

Upon a sale or other taxable disposition of our common stock, Series B Pre-funded Warrants or Series A Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the applicable common stock, Series B Pre-funded Warrants or Series A Warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the applicable common stock, Series B Pre-funded Warrant or Series A Warrant exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our common stock, Series B Pre-funded Warrants or Series A Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Exercise and Expiration of Series A Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Series A Warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Series A Warrant equal to the exercise price of the Series A Warrant, increased by the U.S. Holder’s adjusted tax basis in the Series A Warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of our common stock acquired on exercise of the Series A Warrant will begin on the date of exercise of the Series A Warrant, and will not include any period for which the U.S. Holder held the Series A Warrant.

The lapse or expiration of a Series A Warrant will be treated as if the U.S. Holder sold or exchanged the Series A Warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Series A Warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on the Series A Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock issued on the exercise of the Series A Warrants, or an adjustment to the exercise price of the Series A Warrants, may be treated as a constructive distribution to a U.S. Holder of the Series A Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. In addition, if we were to make a distribution in cash or other property with respect to our common stock after the issuance of the Series A Warrants, then we may, in certain circumstances, make a corresponding distribution to a Series A Warrant holder. The taxation of a distribution received with respect to a Series A Warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the tax considerations related to distributions, see the discussion below regarding “Distributions.” U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the Series A Warrants.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on our common stock, Series B Pre-funded Warrants and Series A Warrants and to the proceeds of a sale or other disposition of common stock, Series A Warrants and Series B Pre-funded Warrants by a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption. Backup withholding is not an additional tax. Rather, amounts withheld as backup withholding may be credited against a person’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Tax Considerations Applicable to Non-U.S. Holders

Distributions

As discussed above in the section captioned “Dividend Policy”, we currently anticipate that we will retain all available funds and any future earnings for use in the operation of our business and do not anticipate declaring or paying any cash dividends on our common stock for the foreseeable future. In the event that we do make distributions on our common stock to a Non-U.S. Holder, those distributions generally will be treated as dividends, as return of capital or as gain on the sale or exchange of common stock or Series B Pre-funded Warrants for U.S. federal income tax purposes as described in “— U.S. Holders — Distributions.”

Subject to the discussions below under the sections titled “— Information Reporting and Backup Withholding” and “— Foreign Accounts,” any distribution (including constructive distributions) on our common stock or Series B Pre-funded Warrants that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with such holder’s conduct of a trade or business within the United States if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us. In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons, unless an applicable treaty provides otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

Distributions to a Non-U.S. Holder that are not derived from our current or accumulated earnings and profits generally will be treated as a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. Holder’s basis in its common stock or Series B Pre-funded Warrants, as applicable, and to the extent in excess of such basis, will be treated as gain from the sale or exchange of such common stock or Series B Pre-funded Warrants, as applicable, as described under “— Disposition of Our Common Stock, Series B Pre-funded Warrants or Series A Warrants” below.

Disposition of Our Common Stock, Series B Pre-funded Warrants or Series A Warrants

Subject to the discussions below under the sections titled “— Information Reporting and Backup Withholding” and “— Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock, Series B Pre-funded Warrants or Series A Warrants unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty between the United States and such Non-U.S. Holder’s country of residence, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), in which case the Non-U.S. Holder will be taxed on a net income basis at the regular rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

•

the Non-U.S. Holder is a nonresident alien present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

•

we are, or have been, a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period, if shorter). We do not believe that we are or have been a USRPHC and, even if we are or were a USRPHC, as long as our common stock is regularly traded on an established securities market, dispositions will not be subject to tax for a Non-U.S. Holder that has not held more than 5% of our common stock, actually or constructively, during the five-year period preceding such Non-U.S. Holder’s disposition (or the Non-U.S. Holder’s holding period, if shorter). Special rules may apply to the determination of the 5% threshold in the case of a holder of a Series B Pre-funded Warrant or Series A Warrant. Further, there can be no assurance that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

See the sections titled “— Information Reporting and Backup Withholding” and “— Foreign Accounts” below for additional information regarding withholding rules that may apply to proceeds of a disposition of our common stock, Series B Pre-funded Warrants or Series A Warrants paid to foreign financial institutions or non-financial foreign entities.

Exercise and Expiration of Series A Warrants

In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on the exercise of the Series A Warrants into shares of common stock. As described under “— U.S. Holders — Exercise and Expiration of Series A Warrants,” the U.S. federal income tax treatment of a cashless exercise of Series A Warrants into our common stock is unclear. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of Series A Warrants.

The expiration of a Series A Warrant will be treated as if the Non-U.S. Holder sold or exchanged the Series A Warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the Series A Warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Series A Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is an individual nonresident and present for a period or periods aggregating 183 days or more in the taxable year of disposition in the United States and certain other conditions are met.

Certain Adjustments to and Distributions on the Series A Warrants

As described under “— U.S. Holders — Certain Adjustments to and Distributions on the Series A Warrants,” an adjustment to the Series A Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below, and the tax treatment of a distribution on a Series A Warrant is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to or distributions on the Series A Warrants.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our common stock, Series B Pre-funded Warrants or Series A Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%. Generally, a Non-U.S. Holder will comply with such procedures if it provides a properly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “— Distributions,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock, Series B Pre-funded Warrants or Series A Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the Non-U.S. Holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on dividends on common stock, Series B Pre-funded Warrants and Series A Warrants if paid to a non-U.S. entity and certain other withholdable payments, unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Intergovernmental agreements between the United States and foreign countries with respect to FATCA may significantly modify the requirements described in this section for Non-U.S. Holders. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock, Series B Pre-funded Warrants or Series A Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, Series B Pre-funded Warrants or Series A Warrants, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC (“H.C. Wainwright” or the “placement agent”) to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best efforts basis. H.C. Wainwright is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. The placement agent does not guarantee that it will be able to raise new capital in this offering. The terms of this offering were subject to market conditions and negotiations between us and prospective investors in consultation with the placement agent. The placement agent will have no authority to bind us. We will enter into a securities purchase agreement directly with the institutional investors, at the investors’ option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. H.C. Wainwright may engage one or more sub-placement agents or selected dealers to assist with the offering.

Fees and Expenses

The following table shows the per share and Series A Warrant and Series B Pre-funded Warrant and Series A Warrant placement agent fees and total placement agent fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

Per share and Series A Warrant placement agent cash fees	$
Per Series B Pre-funded Warrant and Series A Warrant placement agent cash fees	$
Total	$

We have agreed to pay the placement agent a total cash fee equal to     % of the aggregate gross proceeds raised in this offering and a management fee equal to 1.0% of the gross proceeds raised in this offering. We will also reimburse the placement agent for its non-accountable expenses in the amount of $50,000 and for its reasonable and documented legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000, and for its clearing expenses in the amount of $15,950. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $                 million. After deducting the placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $                 million.

Placement Agent Warrants

We have agreed to grant placement agent warrants to H.C. Wainwright or its designees (the “Placement Agent Warrant”) to purchase a number of shares of our common stock equal to 7.0% of the aggregate number of shares of common stock and Series B Pre-funded Warrants sold to the investors in this offering. The placement agent warrants will have an exercise price of $                 (125% of the combined public offering price per share of common stock and Series A Warrant) and will terminate on the                  year anniversary of commencement of sales in this offering. The Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrant will be included as an exhibit to the registration statement of which this prospectus forms a part.

Tail

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction, with the exception of ATM offerings, during the 12 month period following April 24, 2022, the date of the engagement letter.

Right of First Refusal

In addition, we have granted a right of first refusal to the Placement Agent pursuant to which it has the right to act as the sole book-running manager, sole underwriter, or sole placement agent, as applicable, if we or our subsidiaries raise capital through a public or private offering (excluding all at-the-market facilities) of equity or equity-linked securities using an underwriter or placement agent at any time prior to the six-month anniversary of the closing of this offering.

Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. The placement agent acted as the placement agent in connection with our previous offering consummated in May 2022, has served as the underwriter in connection with a public offering we consummated on December 4, 2020, and in connection with a public offering we consummated on July 30, 2020, and served as exclusive placement agent in connection with our registered direct offerings that were completed on June 5, 2020, and on July 16, 2021, and it received compensation for each such offering. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

Determination of Offering Price

The combined public offering price per share and Series A Warrant and the combined public offering price per Series B Pre-funded Warrant and Series A Warrant we are offering and the exercise prices and other terms of the warrants were negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the warrants include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Agreements

We and each of our officers and directors have agreed with the placement agent to be subject to a lock-up period of          days following the date of this prospectus. This means that, during the applicable lock-up period, we may not offer for sale, contract to sell, or sell any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock subject to certain customary exception such as issuing stock options to directors, officers, employees and consultants under our existing plans. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. In addition, we have agreed to not issue any shares of common stock or securities exercisable or convertible into shares of common stock for a period of          days following the closing date of this offering, subject to certain exceptions, and to not issue any securities that are subject to a price reset based on trading prices of our common stock or upon a specified or contingent event in the future, or enter into an agreement to issue securities at a future determined price, until the date that no warrants are outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., whose address is 50 Royall Street, Canton, Massachusetts 02021.

Nasdaq Listing

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “ALNA.” On                 , 2022, the reported closing price per share of our common stock was $                . We do not plan to list the Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the placement agent may be required to make with respect to any of these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the placement agent, if any, participating in this offering and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

LEGAL MATTERS

The validity of the securities being offered in this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. The Placement Agent is being represented by Haynes and Boone, LLP, New York, New York, in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement on Form S-1 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus or incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered hereby.

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). You may also inspect the registration statement and this prospectus on this website.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed Investor Relations Department, Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462. Our website is located at www.allenapharma.com. Information contained on our website is not incorporated by reference into this prospectus, and, except for the documents incorporated by reference as noted below, you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus until the termination of the offering of all of the securities registered pursuant to the registration statement of which this prospectus is a part (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022, as amended by our Amendment No. 1 on Form 10-K/A, filed with the SEC on April 29, 2022;

•	our Quarterly Report on Form 10-Q filed with the SEC on May 16, 2022;

•	our Current Reports on Form 8-K filed with the SEC on January 4, 2022 (other than Item 2.02), February 2, 2022, February 25, 2022, March 18, 2022, May 4, 2022 and June 22, 2022;

•

the description of our common stock contained in our Form 8-A (File No: 001-38739) filed with the SEC on October  30, 2017, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 16, 2020, and including any amendments or reports filed for purposes of updating such descriptions; and

•

all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before termination of this offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462; Attention: Investor Relations. The Investor Relations Department can be reached via telephone at is (617) 467-4577.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein and in any accompanying prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

$

Up to                Shares of Common Stock and

Warrants to Purchase up to                Shares of Common Stock

or

Pre-funded Warrants to Purchase up to                Shares of Common Stock and

Warrants to Purchase up to                Shares of Common Stock

Placement Agent Warrants to Purchase up to                Shares of Common Stock

(and up to                Shares of Common Stock underlying such Pre-Funded Warrants, Warrants and Placement Agent Warrants)

Preliminary Prospectus

H.C. Wainwright & Co.

                , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered (excluding the underwriting discount). Except for the Securities and Exchange Commission registration fee and the FINRA filing fee, all amounts are estimates.

Amount Paid or to be Paid
SEC registration fee	$927
FINRA filing fee	$2,000
Legal fees and expenses	*
Accounting fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*

Total	*

*	To be completed by amendment

Each of the amounts set forth above, other than the SEC registration fee and FINRA filing fee, is an estimate.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•

we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and with certain of our executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of the Company and/or in furtherance of our rights. Additionally, each of our directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that the Company’s obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding securities we have issued within the past three years that were not registered under the Securities Act:

On May 3, 2022, we entered into a securities purchase agreement with an investor, pursuant to which we agreed to issue, in a registered direct offering, an aggregate of 2,872.1376 shares of preferred stock (split evenly between Series D Convertible Preferred Stock, par value $0.001 per share, and Series E Convertible Preferred Stock, par value $0.001 per share. In a concurrent private placement, we also issued to that investor unregistered warrants to purchase up to an aggregate of 22,438,575 shares of our common stock, at an exercise price of $0.1694 per share (the “2022 Common Warrants”). The 2022 Common Warrants will become exercisable six months after the date of issuance and will have a term of five years from the initial exercise date. In a separate concurrent private placement, we also issued to designees of H.C. Wainwright & Co., LLC (“HCW”), the exclusive placement agent for the preferred stock offering, warrants to purchase up to 1,256,561 shares of our common stock (the “HCW Warrants”). The HCW Warrants are exercisable for $0.20 per share, will be exercisable six months after the date of issuance and have a term of five years from the commencement of sales pursuant to the registered direct offering.

Our issuances of the 2022 Common Warrants and HCW Warrants were deemed to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act in that such issuances did not involve a public offering. The recipient of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. The recipient of securities in each of these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us. No underwriters were involved in these transactions.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Allena Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q filed on August 12, 2021)

3.2	Amended and Restated Certificate of Incorporation of Allena Pharmaceuticals, Inc., as amended, including the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock and the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q filed on May 16, 2022)

3.3	Amended and Restated By-Laws of Allena Pharmaceuticals, Inc, as amended (Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-Q filed on May 16, 2022)

4.1	Form of Common Stock certificate (Incorporated by reference from Exhibit 4.1 to the Registrant’s Amendment No. 1 to Form S-1 filed on October 23, 2017)

4.2	Form of Indenture for Senior Debt Securities and the Related Form of Senior Debt Security (Incorporated by reference to Exhibit 4.5 to the Registrant’s Form S-3 filed on May 6, 2021)

4.3	Form of Indenture for Subordinated Debt Securities and the Related Form of Subordinated Debt Security (Incorporated by reference to Exhibit 4.6 to the Registrant’s Form S-3 filed on May 6, 2021)

4.4	Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on July 16, 2021)

4.5	Form of Pre-Funded Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-K filed on July 16, 2021)

4.6	Second Amended and Restated Investor Rights Agreement, by and between the Registrant and the Investors named therein, dated as November 25, 2015 (Incorporated by reference from Exhibit 4.2 to the Registrant’s Form S-1 filed on October 6, 2017)

4.7	Warrant to Purchase Stock issued to Silicon Valley Bank, dated May 2, 2016 (Incorporated by reference from Exhibit 4.3 to the Registrant’s Form S-1 filed on October 6, 2017)

4.8	Warrant to Purchase Stock issued to Silicon Valley Bank, dated August 18, 2014 (Incorporated by reference from Exhibit 4.4 to the Registrant’s Form S-1 filed on October 6, 2017)

4.9	Description of Securities of the Registrant (Incorporated by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed March 16, 2020)

4.10	Registration Rights Agreement, dated September 29, 2020 by and among Allena Pharmaceuticals, Inc. and the parties named therein (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on October 1, 2020)

4.11	Form of Common Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on May 4, 2022).

4.12	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K filed on May 4, 2022).

4.13*	Form of Series A Warrant

4.14*	Form of Series B Pre-funded Warrant

4.15*	Form of Placement Agent Warrant

Exhibit Number	Description

5.1*	Opinion of Goodwin Procter LLP

10.1	2017 Stock Option and Incentive Plan and forms of agreement thereunder (Incorporated by reference from Exhibit 10.2 to the Registrant’s Amendment No. 1 to Form S-1 filed on October 23, 2017)

10.2	2017 Employee Stock Purchase Plan (Incorporated by reference from Exhibit 10.3 to the Registrant’s Amendment No. 1 to Form S-1 filed on October 23, 2017)

10.3	2021 Inducement Equity Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on January 28, 2021)

10.4	Senior Executive Cash Incentive Bonus Plan (Incorporated by reference from Exhibit 10.4 to the Registrant’s Form S-1 filed on October 6, 2017)

10.5	Amended and Restated Employment Agreement, dated January 4, 2019 by and between Allena Pharmaceuticals, Inc. and Louis Brenner, M.D. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on January 4, 2019)

10.6	Retention Compensation and Amendment to Employment Agreement, dated January 28, 2022, by and between Allena Pharmaceuticals, Inc. and Louis Brenner, M.D. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on February 2, 2022)

10.7	Employment Agreement dated January 29, 2021 between Allena Pharmaceuticals, Inc. and Richard Katz (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on February 2, 2021)

10.8	Retention Compensation and Amendment to Employment Agreement, dated January 28, 2022, by and between Allena Pharmaceuticals, Inc. and Richard D. Katz, M.D. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on February 2, 2022)

10.9	Commercial Lease, by and between the Registrant and Cummings Properties, LLC, dated August 18, 2016, as amended (Incorporated by reference from Exhibit 10.10 to the Registrant’s Form S-1 filed on October 6, 2017)

10.10	Amended and Restated Non-Employee Director Compensation Policy (Incorporated by reference from Exhibit 10.11 to the Registrant’s Form 10-K filed on March 11, 2021)

10.11	Transition Agreement, dated January 4, 2019 by and between Allena Pharmaceuticals, Inc. and Alexey Margolin, Ph.D. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on January 4, 2019)

10.12	Transition Agreement, dated March 31, 2021, by and between Allena Pharmaceuticals, Inc. and Edward Wholihan (Incorporated by reference from Exhibit 10.1 to the Registrant’s Form 8-K filed on April 2, 2021)

10.13	Loan and Security Agreement by and between Allena Pharmaceuticals, Inc. and Pacific Western Bank, dated June 29, 2018, as amended August 1, 2019 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q filed on November 13, 2019)

10.14	Loan and Security Agreement, dated September 29, 2020 by and between Allena Pharmaceuticals, Inc. and the parties named therein (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on October 1, 2020)

10.15	Form of Securities Purchase Agreement, dated May 3, 2022, by and between Allena Pharmaceuticals, Inc. and certain Purchaser (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on May 4, 2022).

10.16*	Form of Securities Purchase Agreement, by and between Allena Pharmaceuticals, Inc. and the purchasers signatory thereto.

Exhibit Number	Description

21.1	Subsidiaries (Incorporated by reference from Exhibit 21.1 to the Registrant’s Form S-1 filed on October 6, 2017)

23.1	Consent of Ernst & Young LLP.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement)

107	Filing Fee Table

*	To be filed by amendment

(b)	Financial Statement Schedules

All financial statement schedules have been omitted because they are not required or because the required information is given in the financial statements or notes to those statements.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts on June 23, 2022.

ALLENA PHARMACEUTICALS, INC.

By:	/s/ Louis Brenner
Louis Brenner, M.D.
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis Brenner and Richard Katz, and each of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof. This Power of Attorney may be executed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Louis Brenner Louis Brenner, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2022

/s/ Richard Katz Richard Katz, M.D.	Chief Financial Officer (Principal Financial and Accounting Officer)	June 23, 2022

/s/ Alexey Margolin Alexey Margolin, Ph.D.	Chairman	June 23, 2022

/s/ Allene Diaz Allene Diaz	Director	June 23, 2022

/s/ Mark Fitzpatrick Mark Fitzpatrick	Director	June 23, 2022

/s/ Gino Santini Gino Santini	Director	June 23, 2022

/s/ Ann Miller Ann Miller	Director	June 23, 2022